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As filed with the Securities and Exchange Commission on October 31, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
Registration Statement Under the Securities Act of 1933

MICROVISION, INC.
(Exact name of registrant as specified in its charter)

WASHINGTON (State or other jurisdiction of incorporation or organization)	91-1600822 (IRS Employer Identification No.)

19910 North Creek Parkway
Bothell, WA 98011-3008
(425) 415-6847 (telephone)
(425) 481-1625 (facsimile)
(Address, including zip code, and telephone and facsimile numbers, including area code, of principal executive offices)

Thomas Walker
Vice President, General Counsel
Microvision, Inc.
19910 North Creek Parkway, Bothell, WA 98011-3008
(425) 415-6847 (telephone)
(425) 481-1625 (facsimile)
(Name, address, including zip code, and telephone and facsimile numbers, including area code, of agent for service)

Copy to:
Joel F. Freedman
Ropes & Gray LLP
One International Place
Boston, MA 02110
(617) 951-7000

        Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ 333-102244

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee

Common Stock, no par value	$611,685	$49.49

(1)
Estimated solely for purposes of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

Incorporation by Reference of Registration Statement on Form S-3, File No. 333-102244

        Microvision, Inc. (the 'Company') hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Registration Statement on Form S-3 (File No. 333-102244) declared effective on February 12, 2003 by the Securities and Exchange Commission (the "Commission"), including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.

Exhibits

        The following documents are filed as exhibits to this Registration Statement.

Exhibit Number	Description
5.1	Opinion of Ropes & Gray LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1)
25.1	Powers of Attorney (included on the signature page of this registration statement)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, state of Washington, on October 31, 2003.

MICROVISION, INC.
By:	/s/ Richard F. Rutkowski Name: Richard F. Rutkowski Title: Chief Executive Officer

        Each person whose signature appears below constitutes and appoints Richard F. Rutkowski, Richard A. Raisig and Thomas M. Walker, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments, or any post-effective amendments and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacity and on the dates indicated.

Signature	Title	Date

/s/ RICHARD F. RUTKOWSKI Richard F. Rutkowski	Chief Executive Officer and Director (Principal Executive Officer)	October 31, 2003
/s/ STEPHEN R. WILEY Stephen R. Wiley	President and Director	October 31, 2003
/s/ RICHARD A. RAISIG Richard A. Raisig	Chief Financial Officer (Principal Financial Officer)	October 31, 2003
/s/ JEFF WILSON Jeff Wilson	Vice President, Accounting (Principal Accounting Officer)	October 31, 2003
/s/ SLADE GORTON Slade Gorton	Director	October 31, 2003
/s/ RICHARD A. COWELL Richard A. Cowell	Director	October 31, 2003
/s/ WALTER J. LACK Walter J. Lack	Director	October 31, 2003
William A. Owens	Director
/s/ ROBERT A. RATLIFFE Robert A. Ratliffe	Director	October 31, 2003
/s/ DENNIS J. REIMER Dennis J. Reimer	Director	October 31, 2003
Jacqueline Brandwynne	Director

EXHIBITS

Exhibit Number	Description
5.1	Opinion of Ropes & Gray LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on the signature page of this registration statement)

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SIGNATURES
EXHIBITS